Exhibit 10.4

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made as of this 18th day of May, 2005 by and between ADE Corporation, a Massachusetts corporation (the “Company”), and Landon T. Clay (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board”) has granted to the Optionee a stock option upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Board has designated this stock option a non-qualified stock option.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows:

1. Definitions. Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Agreement, shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or any successor thereto appointed by the Board, or in the absence of any such Committee, means the full Board.

“Disability” or “Disabled” means permanent or total disability as defined in Section 22(e)(3) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Fair Market Value” means, with respect to a share of Common Stock on a particular date, the mean between the highest and lowest quoted selling prices on such date (the “valuation date”) on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, or in the event the Common Stock of the Company is not traded on any securities market, the Fair Market Value shall be as determined in good faith by the Committee in its sole discretion.

“Survivors” means, in the event of the Optionee’s death, the Optionee’s legal representatives and/or any person or persons who acquired the Optionee’s rights to the Option by will or by the laws of descent or distribution.

2. Grant. Subject to the terms and conditions of this Agreement, the Company may grant to the Optionee, from time to time, the option (each, an “Option”) to purchase from the Company, from time to time, the number of shares (the “Shares”) of Common Stock, $.01 par value per share (the “Common Stock”), of the Company, as determined by the Committee and specified in one or more schedules to be delivered to the Optionee in the form attached hereto as Exhibit A (the “Schedule”).

3. Exercise Price and Further Conditions. The exercise price per share of each Option shall be the Fair Market Value of the Shares on the date of grant and shall be set forth in each Schedule, subject to adjustment as provided herein.

4. Term and Exercisability of Option. The Option shall expire on the expiration date specified in each Schedule and shall be exercisable in accordance with and subject to the conditions set forth in Sections 5, 6, 7 and 8 of this Agreement and those conditions, if any, set forth in each Schedule.

5. Termination of Service.

(a) Except as otherwise provided in Sections 6, 7 or 8 of this Agreement, if the Optionee ceases to be a Director of the Company (a “Cessation”) for any reason other than removal “for cause”, Disability or death before the Optionee has exercised the Option in full, the Optionee may exercise the Option to the extent that the Option is exercisable on the date of the Optionee’s Cessation, but only within a period of not more than three (3) months after the date of such Cessation or, if earlier, within the originally prescribed term of the Option.

(b) The provisions of this Section 5, and not the provisions of Section 7 or 8 of this Agreement, shall apply if the Optionee subsequently becomes disabled or dies after Cessation; provided, however, that in the case of the Optionee’s death within three (3) months after Cessation, the Optionee’s Survivors may exercise the Option within one (1) year after the date of the Optionee’s death, but in no event after the date of expiration of the term of the Option.

(c) Notwithstanding anything herein to the contrary, if subsequent to the Optionee’s Cessation, but prior to the exercise of the Option, the Committee determines that, either prior or subsequent to such Cessation, the Optionee engaged in conduct which would constitute “cause” (as defined in Section 6 of this Agreement), then the Optionee shall forthwith cease to have any right to exercise the Option.

6. Removal for Cause. In the event the Optionee is removed from office “for cause,” all outstanding and unexercised Options as of the date the Optionee is notified of his or her removal from office “for cause” will immediately be forfeited. For purposes of this Section 6, “cause” shall include (and is not limited to) dishonesty with respect to the Company, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information and conduct substantially prejudicial to the business of the Company. The determination of the Committee as to the existence of cause will be conclusive on the Optionee and the Company. “Cause” is not limited to events which have occurred prior to the Optionee’s removal, nor is it necessary that the Committee’s finding of “cause” occur prior to removal. If the Committee determines, subsequent to the Optionee’s removal but prior to the exercise of the Option, that either prior or subsequent to the Optionee’s removal the Optionee engaged in conduct which would constitute “cause,” then the right to exercise the Option shall be forfeited. Any definition in an agreement between the Optionee and the Company which contains a conflicting definition of “cause” for removal and which is in effect at the time of such removal shall supersede the definition in this Agreement with respect to the Optionee.

7. Cessation for Disability.

(a) In the event of Cessation by reason of a Disability, the Optionee may exercise the Option granted to him or to her to the extent exercisable but not exercised on the date of the Disability. The Optionee may exercise the Option only within a period of not more than one (1) year after the date that the Optionee became Disabled or, if earlier, within the originally prescribed term of the Option.

(b) The Committee shall make the determination both of whether a Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and the Optionee, in which case such procedure shall be used for such determination). If requested, the Optionee shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

8. Death While a Director. In the event of the death of the Optionee while he or she is a Director of the Company, the Option may be exercised by the Optionee’s Survivors to the extent exercisable but not exercised on the date of death. The Option must be exercised within one (1) year after the date of death of the Optionee.

9. Method of Exercise.

(a) The Option (or any part or installment thereof) shall be exercised by giving written notice to the Company, together with provision for payment of the full purchase price in accordance with this Section 9 for the Shares, and upon compliance with any other conditions set forth in this Agreement. Such written notice shall be signed by the Optionee, shall state the number of Shares which are being exercised and shall contain any representation required by this Agreement.

(b) Payment of the purchase price for the Shares shall be made (i) in United States dollars in cash or by check, (ii) through delivery of shares of Common Stock already owned by the Optionee not subject to any restriction under any plan and having a Fair Market Value equal as of the date of exercise to the cash exercise price of the Option, (iii) at the discretion of the Committee, by any other means, including a promissory note of the Optionee, which the Committee determines to be consistent with the purpose of this Agreement and applicable law, (iv) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Committee or (v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv) above.

(c) The Company shall reasonably promptly deliver the Shares to the Optionee (or to the Optionee’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10. Nonassignability of the Option. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution; provided, however, that the designation of a beneficiary of the Option by the Optionee shall not be deemed a transfer prohibited by this Section 10. The Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 10, or the levy of any attachment or similar process upon the Option, shall be null and void.

11. Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The Optionee shall warrant to the Company, at the time of such exercise or receipt, as the case may be, that he or she is acquiring the Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the Optionee shall be bound by the provisions of the following legend which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

(b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such exercise in compliance with the Securities Act without registration thereunder.

The Company may delay issuance of the Shares until completion of any action or obtaining any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).

12. Adjustments. Upon the occurrence of any of the following events, the Optionee’s rights with respect to the Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided:

(a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of Shares deliverable upon the exercise of the Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Mergers and Consolidations. If the Company is to be consolidated with or acquired by another entity in a merger, or in the event of a sale of all or substantially all of the Company’s assets (an “Acquisition”), the Company may take such action with respect to the

Option as the Committee or the Board may deem to be equitable and in the best interests of the Company and the Optionee under the circumstances, including, without limitation, (i) giving the Optionee reasonable advance notice of the pendency of the Acquisition and accelerating the vesting of the Option so that it becomes exercisable in full immediately prior to the Acquisition, (ii) making appropriate provision for the continuation of the Option by substituting on an equitable basis for the Shares then subject to the Option either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity or (iii) giving the Optionee reasonable advance notice of the pendency of the Acquisition and canceling the Option effective upon the Acquisition if it is not exercised prior to the Acquisition.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in paragraph (b) of this Section 12) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising the Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Option prior to such recapitalization or reorganization.

13. Fractional Shares. No fractional share shall be issued under this Agreement, and the Optionee shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof determined in good faith by the Board of the Company.

14. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares or other securities covered by the Option, except after due exercise thereof and tender of the full purchase price for the Shares being purchased pursuant to such exercise, and registration of the Shares in the Company’s share register in the name of the Optionee.

15. General Provisions.

(a) Amendment; Waivers. This Agreement contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein, their respective heirs, executors, administrators, representatives, successors and assigns.

(c) Construction. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of The Commonwealth of Massachusetts (other than the law governing conflict of law questions) except to the extent the laws of any other jurisdiction are mandatorily applicable.

(e) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:	To his or her address as listed on the books of the Company.

To the Company:	ADE Corporation
80 Wilson Way
Westwood, Massachusetts 02090-1806
Attention: Brian James

IN WITNESS WHEREOF, the Optionee has executed this Agreement and the Company has caused this Stock Option Agreement to be executed by its officer thereunto duly authorized, all as of the date first set forth above.

ADE Corporation

/s/ Brian C. James
Title: Treasurer and CFO

/s/ Landon T. Clay
(Signature of Optionee)

Exhibit A

ADE CORPORATION

SCHEDULE EVIDENCING GRANTING OF STOCK OPTION AND

ACKNOWLEDGMENT OF RECEIPT

Granted to:

Grant Date:	Options Granted:

Expiration Date:	Exercise Price per Share:

Vesting Schedule

Shares	Vest On	Shares	Vest On	Shares	Vest On	Shares	Vest On

ADE Corporation (the “Company”) hereby grants to the Optionee named above, as of the date set forth above, an option (the “Option”) pursuant to that certain Stock Option Agreement, dated as of May 18, 2005 (the “Agreement”) to purchase the number of shares of the Company’s Common Stock, $.01 par value, at the exercise price and in accordance with the vesting schedule set forth above.

The Optionee hereby acknowledges receipt of the Option in accordance with the terms set forth above. The Optionee further acknowledges that the Option is subject to the terms and conditions of this Schedule and the Agreement.

Without limiting the generality of the foregoing, the Optionee understands and agrees that:

(a) The Option is not transferable by the Optionee otherwise than by operation of law and is exercisable, during the Optionee’s lifetime, only by him or her.

(b) To the extent that any shares of the Company’s Common Stock, owned by the Optionee and delivered in payment of the exercise price as provided in the Agreement, were acquired by the Optionee from the Company, said shares shall have been owned by the Optionee for at least six months prior to the date of such delivery.

At any time when the Optionee wishes to exercise the Option, in whole or in part, the Optionee shall submit a duly executed Notice of Exercise of Option to the Company. Copies of such notice are available from the Company.

ADE Corporation	Optionee

By:
(Signature)

Title:
(Name)

Date:
(Date)

Please Return To:

Chris Gallagher

Investor Relations

ADE Corporation

80 Wilson Way

Westwood, MA 02090

Schedule to Exhibit 10.4

The following non-employee Directors are parties to Stock Option Agreements with the Company which are substantially identical in all material respects to the representative Stock Option Agreement filed herewith and are dated as of the respective dates listed below. The other Stock Option Agreements are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Signatory	Date
Harris Clay	May 18, 2005
H. Kimball Faulkner	May 18, 2005
Kendall Wright	May 18, 2005